EXHIBIT 99.1

FORM OF SUBSCRIPTION AGREEMENT FOR PRIMARY RIGHTS

AND UNDER-SUBSCRIPTION PRIVILEGES

VOID IF NOT RECEIVED BY TULLY’S COFFEE CORPORATION

BEFORE 5:00 P.M., PACIFIC TIME, ON FEBRUARY 8, 2005

[TULLY’S COFFEE CORPORATION LOGO]

SUBSCRIPTION AGREEMENT FOR

COMMON STOCK AND INVESTMENT UNITS

Tully’s Coffee Corporation (the “Company”) is conducting a rights offering (the “Rights Offering”) relating to shares of the Company’s common stock (the “Common Stock”) and investments units of the Company (the “Investment Units”), which Investment Units each consist of four shares of the Company’s Series A Convertible Preferred Stock and a warrant to purchase two shares of Common Stock. As an eligible current or former record owner of Common Stock, you are entitled to rights (the “Primary Rights”) to purchase shares of Common Stock and/or Investment Units as described below under “Computation of Approximate Primary Rights.” In addition, if you are a shareholder of record of the Company as of January 6, 2005, you are eligible to subscribe for shares of Common Stock and Investment Units issuable upon exercise of Primary Rights that expire or are not exercised by the expiration date of the Rights Offering (the “Under-Subscription Privileges”). You do not need to exercise any of your Primary Rights in order to exercise your Under-Subscription Privileges. If you wish to subscribe for shares of Common Stock and/or for Investment Units pursuant to your Primary Rights and/or Under-Subscription Privileges, please complete the information below under “Your Subscription.” By subscribing for shares of Common Stock or Investment Units, you are affirmatively waiving, and releasing the Company from, any rights or claims you may have related to preemptive rights you may have held from February 1994 through October 1999.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated January 11, 2005, (the “Prospectus”), which is incorporated into this Subscription Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Prospectus. Copies of the Prospectus are available upon request from the Company’s Investor Relations Department at (206) 233-2070.

If you own shares of more than one class of Company stock, or if your holdings are recorded under different name variations or entities, you may receive separate subscription materials for each such holding.

Computation of Approximate Primary Rights

The Company has computed your Approximate Rights (if any) as shown in the table below (for additional information about the calculation of Approximate Rights, see “The Rights Offering” on page 25 of the Prospectus). Fractional shares of Common Stock or Investment Units have been rounded up to the nearest whole share or Investment Unit.

Offering segment in the Rights Offering	Purchase price applicable to shares / Investment Units	Approximate Primary Rights shares and Investment Units (before deducting shares and Investment Units purchased by shareholder in that offering)*	Less shares /Investment Units purchased by shareholder in that offering*	Approximate Primary Rights shares and Investment Units offered under Primary Rights*	Purchase price for Approximate Primary Rights shares and Investment Units if subscribed for*
1 -Common Stock	$0.333
2 - Common Stock	$1.50
3 - Common Stock	$1.75
4 - Common Stock	$2.25
5 - Investment Units	$10.00
				Combined Total

*	Information provided by the Company.

Your Subscription

	A	B	C	D	E	F	G	H
			Complete column C and D if you have entered any subscription in column B
			Treatment of Primary Subscription Shortfalls, if any	Treatment of Primary Subscription Overages, if any
Offering segment in the Rights Offering	Your Approximate Primary Rights shares and Investment Units (from “Computation of Approximate Primary Rights” section above)*	Number of shares / Investment Units (if any) that you wish to subscribe for under your Primary Rights (not more than your Approximate Primary Rights shares / Investment Units from column A)	(Applies only
when you have
subscribed for the full
Approximate Primary
Rights shares /
Investment Units):
Enter “Full” if you
want to subscribe
for more shares
under a Primary
Subscription
Shortfall, otherwise
enter “No” (see Note
1 below).
				Enter “Subscribe” if you want to subscribe for more shares under a Primary Subscription Overage, otherwise enter “Refund” (see Note 2 below).	Additional shares and/or Investment Units that you wish to purchase under your Under- Subscription Privileges	Total shares and/or Investment Units that you wish to subscribe for under your Primary Rights and Under-Subscription Privileges (column B plus column E)	Purchase price applicable to shares / Investment Units	Purchase price for total shares and/or Investment Units that you wish to subscribe for under your Primary Rights and Under- Subscription Privileges (column F multiplied times column G)
1 - Common Stock							$0.333	$
2 - Common Stock							$1.50	$
3 - Common Stock							$1.75	$
4 - Common Stock							$2.25	$
5 - Investment Units							$10.00	$

							Your Total Subscription Payment	$

*	Information provided by the Company

Notes Regarding Your Subscription:

1. See “The Rights Offering - Primary Subscription Shortfall” on page 26 of the Prospectus. If you have fully subscribed for your Adjusted Primary Rights shares or Adjusted Primary Rights Investment Units for any of the offering segments, and we compute that your Adjusted Primary Rights shares or Adjusted Primary Rights Investment Units for that offering segment are more than your subscription, you can automatically subscribe and be billed for the remaining securities if you indicate “Full” for the applicable offering segment in column C. Otherwise, you should enter “No” in column C. If you enter nothing in column C, we will assume that your entry is “No.”

2. See “The Rights Offering - Primary Subscription Overage” on page 26 of the Prospectus. If we compute that your Adjusted Primary Rights shares or Adjusted Primary Rights Investment Units are less than your subscription for that offering segment, we will either refund the purchase price for the excess shares or Investment Units (if you indicate “Refund” in column D), or you can elect to subscribe for such excess shares or Investment Units under your Under-Subscription Privileges by indicating “Subscribe” for the applicable offering segment in column D. If you enter nothing in column D, we will assume that your entry is “Refund.”

3. See “The Rights Offering” on page 25 of the Prospectus. If we receive subscription requests under the Under-Subscription Privileges for a number of shares of Common Stock or Investment Units under any offering segment in the Rights Offering that are greater than the number of shares of Common Stock or Investment Units remaining available after fulfillment of the subscriptions for Primary Rights for that offering segment, we will reduce the number of shares of Common Stock or Investment Units that may be purchased by each subscribing shareholder within that offering segment pursuant to the Under-Subscription Privileges on a pro rata basis in proportion to the number of shares of Common Stock or Investment Units subscribed for by each such subscribing shareholder within that offering segment.

4. If you are eligible for Under-Subscription Privileges but are not entitled to any Primary Rights, you should only enter information, if any, in columns E through H.

SUBSCRIPTION, WAIVER AND RELEASE:

I hereby irrevocably subscribe for the number of shares of Common Stock and the Investment Units listed under “Your Subscription” above upon the terms and conditions specified in the Prospectus, which Prospectus is incorporated by reference herein. I hereby acknowledge that I have received the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock and the Investment Units for which I have subscribed, the Company may exercise any remedies available to it under law.

By signing below, I am hereby

•	waiving and

•	releasing Tully’s Coffee Corporation and its successors, affiliates, assigns, sureties, guarantors, officers, directors, employees, agents, and insurers from and against,

any and all rights, claims, suits, or actions for any loss or damage of any kind or nature arising out of or related to any preemptive rights, or denial thereof, arising from offerings of equity securities of Tully’s Coffee Corporation from February 1994 through October 1999.

Signature of Subscriber	Date

Print Name of Subscriber	Address for Delivery of Shares If permanent change of address, check here ☐

Signatures on the Subscription Agreement do not need to be guaranteed if either you wish to have your shares delivered to the address shown on the front of the Subscription Agreement, or the Subscription Agreement is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If a signature guarantee is required, signatures on the Subscription Agreement must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

Signature Guaranteed:

By:
Name of Bank or Firm		Signature of Officer

DELIVER OR MAIL YOUR SUBSCRIPTION AGREEMENT, PAYMENT AND SUBSTITUTE FORM W-9 IN THE ENCLOSED RETURN ENVELOPE TO:

TULLY’S INVESTOR RELATIONS DEPT.

Tully’s Coffee Corporation

3100 Airport Way South

Seattle, WA 98134

Please see “Exercise of Primary Rights and Under-subscription Privileges and Method of Payment” on page 32 of the Prospectus for more information regarding how to subscribe for shares of Common Stock and Investment Units. If you deliver this Subscription Agreement in a manner different than that described in the Prospectus, the Company may not honor the exercise of your Primary Rights or Under-Subscription Privileges.

PAYER’S NAME: Tully’s Coffee Corporation

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification

PART I-Taxpayer Identification Number (TIN)

Please enter your correct number in the appropriate box below.

NOTE: If the account is in more than one name, see the chart in the Guidelines for Certification of Taxpayer Identification on Substitute Form W-9 (attached to the “Instructions as to the Use of Tully’s Coffee Corporation Subscription Agreements”) for guidance on which number to enter.

Your Social Security Number Or Employer Identification Number

If you do not have a TIN, see the instructions under “How to Get a TIN” and check the box below. TIN Applied for ☐

PART II – For Payees Exempt from Backup Withholding (See instructions)

PART III Certification – Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2) above. Please indicate the taxpayer’s name associated with the TIN if other than the first name appearing in the registration.

Signature(s) of Registered Owner(s) or Authorized Agent. Your signature is both acknowledgment of the rights offering and certification of your taxpayer identification number. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Please Sign

Signature(s)		Date

	(Please Print)		(Address)

(Signature(s) of Registered Owner(s) or Authorized Agent) Your signature is both acknowledgment of the rights offering and certification of your taxpayer identification number.)

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU BY THE PAYER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 THAT ARE ATTACHED TO THE “INSTRUCTIONS AS TO THE USE OF TULLY’S COFFEE CORPORATION SUBSCRIPTION AGREEMENTS.”